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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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COGENT COMMUNICATIONS GROUP, INC. (Name of Registrant As Specified In Its Charter)
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1015 31st Street N.W.
Washington, D.C. 20007
(202) 295-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2005

        The Annual Meeting of Stockholders of Cogent Communications Group, Inc., a Delaware corporation (the "Company"), will be held on June 16, 2005 at 9:00 a.m., local time, at the Company's principal executive offices at 1015 31st Street N.W., Washington, D.C. 20007 to transact any business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Prior to the Annual Meeting, holders of stock representing 92% of the Company's issued and outstanding common equity acted by written consent on April 22, 2005 to approve the following proposals (the "Written Consent"):

  1.
  Electing persons to the board of directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors have been elected or appointed;

  2.
  Ratifying the appointment of Ernst & Young LLP as independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2005; and

  3.
  Approving the amendment of the Company's 2004 Incentive Award Plan to increase the number of shares of the Company's common stock available for grant under the plan by an additional 600,000 shares.

        The foregoing matters are described in more detail in the enclosed Information Statement. This Information Statement will be first mailed to stockholders on or about May 25, 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

David Schaeffer, Chairman and Chief Executive Officer

Washington, D.C.
May 25, 2005

1015 31st Street N.W.
Washington, D.C. 20007
(202) 295-4200

INFORMATION STATEMENT

        This Information Statement is being furnished to the stockholders of Cogent Communications Group, Inc., a Delaware corporation (the "Company") in connection with the election of the board of directors of the Company, the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005, the approval of the amendment of the Company's 2004 Incentive Award Plan to increase the number of shares of the Company's common stock available for grant under the plan, and notification of the Annual Meeting of Stockholders and any adjournment or postponement thereof. These matters are described in more detail in this Information Statement. This Information Statement will be first mailed to stockholders on or about May 25, 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

The Annual Meeting

        The Annual Meeting of Stockholders will be held on June 16, 2005 at 9:00 a.m., local time, at the Company's principal executive offices at 1015 31st Street N.W., Washington, D.C. 20007 and any adjournment or postponement thereof (the "Annual Meeting"). At the Annual Meeting the Company's stockholders will transact any business as may properly come before the Annual Meeting. The board of directors knows of no specific matters that are likely to be brought before the Annual Meeting.

Record Date; Consent Date; Outstanding Shares; Voting Rights

        Prior to the mailing of this Information Statement, certain of the Company's stockholders holding at least 92% of the Company's issued and outstanding stock acted by written consent to approve the proposals described in this Information Statement (the "Consent Date"). The board of directors of the Company has fixed the close of business on May 13, 2005 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting. As of the Record Date, the Company's issued and outstanding capital stock consisted of                        shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which were held by approximately    holders of record. There are no issued and outstanding shares of preferred stock of the Company. Stockholders of record on the Record Date will be entitled to vote on any matter that properly comes before the Annual Meeting.

        Holders of shares of the Common Stock are entitled to one vote for every share held and are entitled to vote for the election of directors.

Dissenters' Rights of Appraisal

        Under the laws of the State of Delaware and the Company's governing documents, stockholders will not have the right to dissent and obtain payment for their shares in connection with the proposals described in this Information Statement.

Note Regarding Share and Per Share Data

        In connection with the completion of the merger of Allied Riser Communications Corporation ("Allied Riser") with a subsidiary of the Company, which is discussed in the footnotes to the financial statements accompanying this Information Statement, the Company completed a ten-for-one reverse stock split with respect to its Common Stock. All share and per-share information contained in and accompanying this Information Statement reflects the occurrence of that reverse stock split.

        Additionally, in connection with the Company's public offering, pursuant to a registration statement filed on Form S-1 (Reg. No. 333-122821) on February 14, 2005 and, as amended, on April 7, 2005 with the Securities and Exchange Commission (the "Public Offering"), the Company effected a 1-for-20 reverse stock split of its Common Stock on March 24, 2005, pursuant to which each share of Common Stock was converted into 1/20th of a share of Common Stock (the "Reverse Stock Split"). All share and per-share information contained in and accompanying this Information Statement reflects the occurrence of the Reverse Stock Split.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The following directors were elected by the Written Consent to serve until their respective successors are elected and qualified. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

        Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. Each director shall have a term of one year.

        Set forth below is certain biographical information concerning the individuals to be elected directors of the Company at the Annual Meeting:

Name	Age	Position
David Schaeffer	49	Chairman of the Board of Directors and Chief Executive Officer
Edward Glassmeyer	62	Director
Erel Margalit	42	Director
Timothy Weingarten	29	Director
Steven Brooks	53	Director
Michael Carus	38	Director
Jean-Jacques Bertrand	52	Director
Kenneth D. Peterson, Jr.	52	Director

        Dave Schaeffer founded the Company in August 1999 and is the Chairman of the board of directors and Chief Executive Officer. Prior to founding the Company, Mr. Schaeffer was the founder of Pathnet, Inc., a broadband telecommunications provider, where he served as Chief Executive Officer from 1995 until 1997 and as Chairman from 1997 until 1999. Mr. Schaeffer has been a director since 1999.

        Edward Glassmeyer has served on the board of directors since 2000. Mr. Glassmeyer was with Citicorp Venture Capital from 1968 to 1970 and The Sprout Capital Group, where he was Managing Partner from 1971 to 1974. He co-founded Charter Oak Enterprises, a merchant bank, in 1974. Today, Mr. Glassmeyer serves on the board of directors of a number of portfolio companies of Oak Investment Partners, a venture capital firm that he co-founded in 1978. He was a founding director of the National Venture Capital Association in 1973, and has served two terms as an Overseer of The Amos Tuck School of Business at Dartmouth College since July 1996.

        Erel Margalit has served on the board of directors since 2000. Mr. Margalit has been Managing General Partner of Jerusalem Venture Partners since August 1997. He was a general partner of Jerusalem Pacific Ventures from December 1993 to August 1997. From 1990 to 1993, Mr. Margalit was Director of Business Development of the City of Jerusalem. Mr. Margalit is a director of CyOptics, Inc., Sepaton, Inc., Native Networks, Ltd. and Cyber-Ark Software, Inc. Mr. Margalit, in his capacity as director of a company in Israel, is the subject of a proceeding in which the tax authorities have alleged that such company (which is unrelated to the Company) failed to pay certain taxes. The proceeding is classified as criminal under the laws of Israel.

        Timothy Weingarten has served on the board of directors since October 2003. Mr. Weingarten is a partner at Worldview Technology Partners, and from 1996 to 2000 was a member of the telecom equipment research group at Robertson Stephens and Company. Mr. Weingarten is also a member of the board of directors of Force10 Networks, Visage Mobile, Movaz Networks, and Avvenu Inc.

        Steven Brooks has served on the board of directors since October 2003. Mr. Brooks currently serves as Managing Partner of BCP Capital Management, which he co-founded in 1999. From 1997 until 1999,

Mr. Brooks headed the technology industry mergers and acquisition practice at Donaldson, Lufkin & Jenrette. Previously, Mr. Brooks held a variety of positions in the investment banking and private equity fields, including: Head of Global Technology Banking at Union Bank of Switzerland, Managing Partner of Corporate Finance at Robertson Stephens, founder and Managing Partner of West Coast technology investment banking at Alex Brown & Sons, and Principal at Rainwater, Inc., a private equity firm in Fort Worth, Texas. Mr. Brooks is a member of the Board of Directors of VERITAS Software Corporation, Pharsight Corporation and Proxim Corporation, as well as a number of private companies.

        Michael Carus has served on the board of directors since October 2003. Mr. Carus has been a general partner of Jerusalem Venture Partners since July 2001. Prior to joining Jerusalem Venture Partners, Mr. Carus served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer at Fundtech, Inc. from May 1997 to July 2001. Prior to that, Mr. Carus held various senior management positions at Geotek Communications, Inc., from May 1995 to May 1997, and he was a CPA and Manager of Business Assurance at Coopers and Lybrand from August 1988 to May 1995. Mr. Carus is a director of Bristol Technology, Inc., Oblicore LTD, Teleknowledge LTD, Sphera, Inc. and Bridgewave Communications, Inc.

        Jean-Jacques Bertrand has served on the board of directors since April 2004. Mr. Bertrand has been Managing Partner of BNP Private Equity SA since 1998 and led the telecommunications and media group of BNP SA from 1990 to 1998. Prior to that, Mr. Bertrand held senior management functions with France Telecom and was appointed special adviser to the French Minister of Communications. He sits on the board of directors of Group Multitel SA and Musiwave SA.

        Kenneth D. Peterson, Jr.    has served on the board of directors since November 2004. Mr. Peterson has been the Chairman and Chief Executive Officer of Columbia Ventures Corporation since its inception in 1988. Prior to 1988, Mr. Peterson was engaged in private legal practice. He is a member of the board of directors of American Capital Strategies and the non-profit Washington Policy Center.

THE BOARD OF DIRECTORS AND COMMITTEES

        The board of directors met 17 times during 2004 and acted by unanimous written consent in lieu of a meeting on 4 occasions. With the exception of Mr. Brooks, each member of the board of directors attended 75% or more of the aggregate number of board and applicable committee meetings during such member's term on the board and applicable committee. The board of directors has a standing audit committee and a compensation committee, but did not have a nominating committee or other committee that would perform a similar function in 2004. In April 2005, the board established a governance committee that will address future board composition matters.

        The board of directors currently consists of eight directors. The directors are David Schaeffer, Edward Glassmeyer, Erel Margalit, Jean-Jacques Bertrand, Timothy Weingarten, Steven Brooks, Michael Carus and Kenneth D. Peterson, Jr., each of whose term will expire at the Annual Meeting. The Company's directors may be removed either with or without cause at any meeting of the Company's stockholders by a majority vote of those stockholders represented and entitled to vote at such meeting, however, certain of the stockholders that currently have the voting power to determine the outcome of such a vote have agreed not to vote to remove any member of the board of directors unless the party that designated that member for nomination to the board of directors also votes to remove that member, and in the case that such nominating party votes to remove its designee, such other holders of stock have agreed to vote to remove the designee.

        Kenneth D. Peterson, Jr. was appointed to the board of directors on November 5, 2004, pursuant to an agreement between Columbia Ventures Corporation, the Company and certain of the Company's stockholders granting Columbia Ventures Corporation the right to designate one nominee for election to the board of directors.

Audit Committee

        The board of directors has established an audit committee. The audit committee for the year 2004 consisted of Messrs. Carus, Glassmeyer and Margalit. In April 2005, Mr. Bertrand replaced Mr. Glassmeyer and Mr. Brooks replaced Mr. Margalit. Each member of the audit committee was affirmatively established as "independent" by the board of directors, as the term is defined in Section 121(A) of the listing standards of the American Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Each member of the audit committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. The board of directors has determined that Mr. Carus is "financially sophisticated" as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended and is an "audit committee financial expert" as defined by the rules and regulations of the SEC. The board of directors has adopted an audit committee charter that meets the applicable standards of the American Stock Exchange.

        The audit committee met four times during 2004 and meets periodically with management and the Company's independent registered public accountants to review their work and confirm that they are properly discharging their respective responsibilities. The audit committee also:

  •
  appoints the independent registered public accounting firm to audit the Company's financial statements and perform services related to the audit;

  •
  pre-approves any permitted audit or non-audit services performed by the Company's independent auditor;

  •
  establishes the scope of the audit with management, the independent auditor and the internal auditor;

  •
  reviews with management and the independent auditor the results of the audit, the adequacy of the internal accounting control procedures and any major issues regarding accounting principles;

  •
  discusses with the independent auditor any matters required to be discussed pursuant to Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and

  •
  confirms the independence of the Company's auditor.

Audit Committee Report

        To the Board of Directors:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2004.

        We have discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                          Audit Committee:

                          Edward Glassmeyer,
                          Erel Margalit,
                          Michael Carus

Compensation Committee

        The compensation committee, established by the board of directors, consisted of Messrs. Margalit, Glassmeyer, and Brooks for the year 2004. In April 2005, Mr. Weingarten replaced Mr. Brooks on the compensation committee. Each member of the compensation committee is independent as the term is defined in Section 121(A) of the listing standards of the American Stock Exchange. The compensation committee administers the Company's stock-based compensation plans, reviews management recommendations with respect to option grants, and takes other actions as may be required in connection with the compensation and incentive plans. The compensation committee met in conjunction with the board meetings and acted by written consent one time during 2004. The functions of the compensation committee were performed by the full board of directors during 2004.

Director Nominations

        As mentioned above, the Company did not have a standing nominating committee or a committee performing a similar function in 2004. Historically, the board of directors has not considered a nominating committee necessary in that there have been few vacancies on the Company's board, and vacancies have been filled through discussions between the Chief Executive Officer, the Chief Financial Officer, the Chairman and the other members of the board of directors. In April 2005, the board established a governance committee consisting of Mr. Brooks and Mr. Glassmeyer. The governance committee is to address matters of board composition and membership.

        Pursuant to the Company's Sixth Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), certain stockholders of the Company have an agreement to vote shares of common stock held by them for directors so as to elect as directors persons designated by certain parties to such agreement. The Stockholders Agreement will terminate upon the consummation of the Public Offering.

        Other than pursuant to the Stockholders Agreement, the Company has not received director candidate recommendations from its stockholders and does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. The Company does not intend to treat stockholder recommendations in any manner different from other recommendations.

        The board of directors has not adopted a policy with respect to minimum qualifications for board members. With respect to each individual vacancy, the board of directors has determined the specific qualifications and skills required to fill that vacancy and to complement the existing qualifications and skills of the other members of the board of directors.

        Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the board of directors is not otherwise able to identify an appropriate pool of candidates.

Stockholder Communication with Board Members

        Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications that are received by the Secretary for the board's attention, or summaries thereof, are then forwarded to the board has served the board's and the stockholders' needs. In view of recently adopted SEC disclosure requirements relating to this issue, the board may consider development of more specific procedures. Until any other procedures are developed and posted on the Company's corporate website, any communications to the board of directors should be sent to it in care of the Secretary.

Board Member Attendance at Annual Meetings

        The Company encourages all of its directors to attend the annual meeting of stockholders. The Company generally holds a board meeting coincident with the annual meeting to minimize director travel obligations and facilitate their attendance at the stockholders' meeting.

Director Independence

        American Stock Exchange corporate governance rules require that a majority of the board of directors be independent. No director qualifies as independent unless the board of directors determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The board's inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable American Stock Exchange corporate governance rules, the board of directors has determined that all of the directors are independent other than Mr. Schaeffer and Mr. Peterson.

Director Compensation

        The Company does not compensate board members for their participation on the board of directors.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        Set forth below is certain biographical information concerning the executive officers or key employees of the Company. Biographical information regarding Mr. Schaeffer is included under "Proposal No. 1- Election of Directors." All executive officers hold office until a successor is chosen and qualified.

EXECUTIVE OFFICERS

        R. Reed Harrison III, age 56, joined the Company in July of 2004 and serves as President and Chief Operating Officer. Prior to joining the Company, Mr. Harrison served as Senior Vice President Worldwide Network Engineering and Operations for AT&T, where he held a variety of senior management positions beginning in 1996. During the twelve years prior to that time, Mr. Harrison served in senior management positions, including President of the GTE Global Business Unit for AT&T Network Systems and Bell Laboratories.

        Thaddeus Weed, age 44, joined the Company in February 2000 and served as Vice President and Controller until May 2004 when he became the Chief Financial Officer. From 1997 to 1999, Mr. Weed served as Senior Vice President of Finance and Treasurer at Transaction Network Services where Mr. Weed undertook a broad range of financial management responsibilities. These responsibilities included financial planning, forecasting, budgeting, financial modeling, acquisition, and international expansion strategies and pro-forma analyses. From 1987 to 1997, Mr. Weed was employed at Arthur Andersen LLP where he served as Senior Audit Manager.

        Robert Beury, Jr., age 51, joined the Company in September 2000 and serves as Chief Legal Officer. Prior to joining the Company, Mr. Beury served as Deputy General Counsel of Iridium LLC, a mobile satellite service provider, from 1994 to 2000. From 1987 to 1994 Mr. Beury was General Counsel of Virginia's Center for Innovative Technology, a non-profit corporation set up to develop the high tech industry in Virginia.

        R. Brad Kummer, age 56, joined the Company in February 2000 and serves as Vice President of Optical Transport Engineering and Chief Technology Officer. Mr. Kummer spent the 25 years prior to joining the Company at Lucent Technologies (formerly Bell Laboratories), where he served in a variety of research and development and business development roles relating to optical fibers and systems. In his most recent work at Lucent, he was responsible for optical fiber systems engineering for long haul and metropolitan dense wavelength division multiplexing systems.

        Timothy O'Neill, age 49, joined the Company in January 2001 and serves as the Vice President of Field Engineering. He is responsible for network construction and provisioning. From 1999 to 2001, Mr. O'Neill was employed at @Link Networks, Inc. where he served as Chief Network Officer. While at @Link Networks, Inc., Mr. O'Neill was responsible for engineering, implementing and operating an integrated communications network.

        Mark Schleifer, age 36, joined the Company in October 2000 and serves as Vice President of IP Engineering. From 1994 to 2000, Mr. Schleifer served as Senior Director, Network Engineering at DIGEX/Intermedia, Incorporated, a provider of high-end managed Web and application hosting services. At DIGEX/Intermedia, Mr. Schleifer managed the Network Engineering group, Capacity Planning group, and Research and Development group. He was responsible for all technical aspects of initiating customer service, network troubleshooting, field installations, and new equipment testing for the leased line business. Mr. Schleifer also coordinated peering and backbone circuit deployment to maintain network throughput and availability.

        Warren Thrasher, age 58, joined the Company in August 2004 and serves as Vice President of Global Customer Network Operations. Prior to joining the Company, he was Director of Network Engineering and Operations at AT&T, leading the expansion of its Mid-Atlantic network build-out.

Mr. Thrasher has over 30 years experience in telecom at AT&T, Qwest, Bell South, and Bellcore (now part of Science Applications International Corporation). As Vice President at AT&T and a General Manager at BellSouth, he planned and executed the restructuring of large multi-functional organizations to reduce costs, improve quality, and shorten cycle times.

KEY EMPLOYEES

        Jeff Karnes, age 33, joined the Company in May of 2004 and serves as Vice President of Corporate Sales. Prior to joining the Company, Mr. Karnes served Vice President of Regional Sales at UUNet division of MCI Communications, where he had served in a number of positions in the sales organization since joining UUNet in 1995.

        Andrew Hathaway, age 39, joined the Company in June of 2002 and serves as the Vice President of NetCentric Sales. Prior to joining the Company, Mr. Hathaway served four years as Vice President and General Manager East Region for Teligent, Inc. a fixed wireless facilities based CLEC and 9 years with Metropolitan Fiber Systems, Inc.

        Vincent Teissier, age 37, joined the Company in January 2004 as Managing Director France and now heads sales activities in Europe. Prior to that, Mr. Teissier was Managing Director of LambdaNet Communications France, pan-european telecommunications/IP provider, since its inception in January 2000. Mr. Teissier also held various positions within European facilities-base alternative service providers, such as 9 Telecom in France as head of interconnection and otelo in Germany as technical manager, and with the telecommunications equipment supplier Philips in Nuremberg, Germany as product manager for transmission systems.

        Liran Gordon, age 45, joined the Company in May 2004 and serves as Vice President of Business Development. He is responsible for revenue-creating initiatives from new sources, including channels, services, and products. Prior to joining the Company, Mr. Gordon served as Vice President of Business Development and General Counsel of three venture-funded start-up technology companies: Conxion Corp., Ardent Communications, Inc., and Zephion Networks, which filed for bankruptcy in June 2001. Previously, Mr. Gordon served as Vice President of Business Development at Cable and Wireless USA.

EXECUTIVE COMPENSATION

        The following table sets forth summary information concerning the compensation paid during the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2004 and whose compensation exceeded $100,000 for fiscal year 2004. These individuals are referred to in this report as the named executive officers.

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Year	Annual Compensation (Salary)	Restricted Stock Awards ($)(1)		Securities Underlying Options (#)(2)
Dave Schaeffer Chairman and Chief Executive Officer	2004 2003 2002	$250,000 250,000 250,000	$	— 6,377,823 —	576,923 — —
Mark Schleifer Vice President of IP Engineering	2004 2003 2002	208,000 208,000 208,000		— 105,113 —	9,615 — —
Robert Beury, Jr. Chief Legal Officer	2004 2003 2002	200,000 200,000 197,333		— 105,113 —	13,462 — —
R. Brad Kummer Chief Technology Officer	2004 2003 2002	190,000 190,000 190,000		— 105,113 —	13,462 — —
R. Reed Harrison President and Chief Operating Officer(3)	2004 2003 2002	187,500 — —		— — —	324,115 — —

(1)
Restricted stock awards were made pursuant to the Company's 2003 Incentive Award Plan, whereby shares of the Company's Series H participating convertible preferred stock, par value $0.001 per share (the "Series H Preferred Stock") were granted to the Company's employees based upon the number of options held to purchase Common Stock, as discussed in more detail elsewhere in this information statement. The dollar value of such shares, as reflected here, assumes a per share value of the Series H Preferred Stock equal to its liquidation value of approximately $169 per share. All shares of Series H Preferred Stock, along with all shares of the Company's other series of preferred stock, were converted into shares of Common Stock in February 2005 (the "Equity Conversion").

(2)
Options were originally granted for Series H Preferred Stock. Securities amounts shown reflect options for shares of Common Stock subsequent to the Equity Conversion and the Reverse Stock Split.

(3)
R. Reed Harrison began employment with the Company on July 1, 2004 at an annual salary of $275,000. This amount includes his salary from that date plus a $50,000 moving allowance.

2004 Options Values

        The following table sets forth information regarding options to purchase Common Stock unexercised and outstanding as of December 31, 2004 and options granted to the Company's named executive officers in the year ended December 31, 2004. The named executive officers did not exercise any options during 2004. Also included is the value and number of unexercised options held as of December 31, 2004 by such named executive officers:

  •
  The value of the unexercised options is based on the reported sale price of Common Stock on April 6, 2005 of $10.84 per share.

  •
  "Exercise" means an employee's acquisition of shares of Common Stock that have already vested, "exercisable" means options to purchase shares of Common Stock that are subject to exercise and "unexercisable" means all other options to purchase shares of Common Stock.

	Number of Securities Underlying Unexercised Options(#)
			Value of Unexercised Options($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Dave Schaeffer	—	576,923	$—	$6,253,696
Mark Schleifer	—	9,615	$—	$104,228
Robert Beury, Jr.	—	13,462	$—	$145,920
R. Brad Kummer	—	13,462	$—	$145,920
R. Reed Harrison III	33,731	290,385	$163,256	$1,405,456

2004 Option/SAR Grants

						Potential Realizable Value At Assumed Annual Rates of Appreciation for Option Term
	Number of securities underlying option/SARS granted (#)(1)
		Percent of total options/SARs granted to employees in fiscal year
Name			Exercise price ($/Share)		Expiration date	5%	10%
Dave Schaeffer(2)	576,923	54.5%		(5)	9/8/2014	$6,578,078	$10,474,579
Mark Schleifer(3)	9,615	0.9		(5)	9/8/2014	$109,635	$174,576
Robert Beury, Jr.(3)	13,462	1.3		(5)	9/8/2014	$153,488	$244,407
R. Brad Kummer(3)	13,462	1.3		(5)	9/8/2014	$153,488	$244,407
R. Reed Harrison III(4)	324,115	30.6	$6.00		7/1/2014	$1,223,011	$3,099,349

(1)
Options were originally granted for Series H Preferred Stock. Securities amounts shown reflect options for Common Stock subsequent to the Equity Conversion and the Reverse Stock Split.

(2)
Mr. Schaeffer's options vest fully on November 1, 2006.

(3)
Options vest 25% on June 1, 2005 and the remainder vesting in equal amounts monthly over 36 months.

(4)
Mr. Harrison's options vest monthly in equal amounts over 48 months starting on August 1, 2004.

(5)
Options originally had an exercise price of $0.01 per share of Series H preferred stock. After the Equity Conversion and giving effect to the Reverse Stock Split, the options are exercisable for shares of Common Stock at an exercise price of $0.00026 per share.

Equity Plans

        2000 Equity Incentive Plan.    In 1999 the Company adopted the 2000 Equity Incentive Plan. The principal purpose for the adoption of the 2000 Equity Incentive Plan was to attract, retain, and motivate selected officers, employees, consultants, and directors through the granting of stock-based compensation awards. The 2000 Equity Incentive Plan provided for a variety of compensation awards, including stock options, stock purchase rights and direct stock grants. The board of directors, through the compensation committee, administered the 2000 Equity Incentive Plan with respect to all awards. The full board administered the 2000 Equity Incentive Plan with respect to options granted to independent directors, if any. Grants of equity compensation under the 2000 Equity Incentive Plan were made both to current and new officers, employees, consultants and directors based on each grantee's contributions the business as well as such grantee's anticipated contributions to our future growth and improvement. As of October 2003, the Company is no longer granting options under the 2000 Equity Incentive Plan.

        2003 Incentive Award Plan and Offer to Exchange.    During the third quarter of 2003, the Company adopted the 2003 Incentive Award Plan. The Company believed that adoption of the 2003 Award Plan was necessary to continue to incent its employees, consultants and directors by granting restricted stock awards as part of their overall compensation. The decision to grant shares of restricted preferred stock under the 2003 Award Plan was made in order to allow management and employees to share in the proceeds of the Company's sale or other liquidation when the amount of the proceeds resulted in a distribution to holders of the Company's preferred stockholders under the liquidation provisions of the preferred stock, but were not sufficient to result in distributions to holders of Common Stock. The Company anticipated that this structure would incent its management and employees by providing them with the possibility of reaping an economic benefit in a greater number of scenarios than would be the case if the 2003 Award Plan provided only for Common Stock grants.

        The compensation committee determined that each of the Company's employees would be eligible to receive grants of Series H Preferred Stock under the 2003 Award Plan pursuant to an arrangement described below (the "Offer to Exchange"). The number of shares granted to each employee pursuant to the Offer to Exchange was based on the number of options to purchase Common Stock granted to that employee under the 2000 Equity Incentive Plan, and in the case of the Chief Executive Officer, former Chief Financial Officer and current Chief Financial Officer, the number of options and shares of restricted common stock held by such individuals. As a condition to participating in the Offer to Exchange, employees were required to relinquish all options to purchase Common Stock, and in the case of the Chief Executive Officer, former Chief Financial Officer and current Chief Financial Officer, options to purchase Common Stock and the restricted Common Stock previously issued to them. Restrictions on transfer of shares of Series H Preferred Stock granted pursuant to the Offer to Exchange were removed with respect to 27% of the shares granted upon receipt of the shares and then in equal monthly installments over the subsequent 35 months.

        2004 Incentive Award Plan.    In 2004, the Company adopted its 2004 Incentive Award Plan. The 2004 Award Plan is intended to enhance and supplement the 2003 Award Plan and the awards made thereunder by broadening the types of awards that may be granted to employees and consultants and by providing for grants to directors. In addition to awards of restricted shares of Series H Preferred Stock, the 2004 Award Plan provides the Company with the ability to award other equity-based incentive compensation, such as options to purchase shares of Series H Preferred Stock and Common Stock, stock appreciation rights, dividend equivalent rights, performance awards, restricted stock units, deferred stock and stock payments to employees, consultants and directors.

        The principal purpose for the adoption of the 2004 Award Plan was to promote the success of the business and enhance the Company's value by linking the personal interests of employees, consultants and directors to the Company's success and by providing these individuals with an incentive for outstanding performance. The Company believes that the 2004 Plan also gives it the flexibility to offer a variety of types of compensation and to remain competitive in recruiting and retaining qualified key personnel.

EMPLOYMENT AGREEMENTS

        Dave Schaeffer Employment Agreement.    Dave Schaeffer has an employment agreement that provides for a minimum annual salary of $250,000 for his services as Chief Executive Officer. He also receives all of the Company's standard employee benefits and a life insurance policy with a death benefit of $2 million. If he is discharged without cause or resigns for good reason, he is entitled to a lump sum amount equal to his annual salary at the time and continuation of his benefits for one year. If he is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to additional payment to reimburse him for all taxes, up to a maximum additional payment of 20% of the amount subject to tax. The agreement also provides that failure to elect Mr. Schaeffer's designees to the board of directors, as provided in the Sixth Amended and Restated Stockholder Agreement, constitutes a material breach of his employment agreement. In the event of a change of control, 100% of his then unvested restricted stock and options will vest immediately.

        Mark Schleifer Employment Agreement.    Mark Schleifer's employment agreement provides for a minimum annual salary of $208,000 for his services as Vice President, IP Engineering. In the event that his employment with the Company is terminated without cause or constructively terminated without cause, the agreement entitles him to three months of salary and continuation of benefits for six months. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested in not less than 12 months following the change of control. In the event of a change of control resulting in his termination without cause, 100% of his then restricted stock and options will vest immediately.

        Robert Beury Employment Agreement.    Robert Beury's employment agreement provides for a minimum annual salary of $196,000 for his services as Chief Legal Officer. The agreement entitles him to six months of salary and six months of benefits in the event that his employment with the Company is terminated without cause or constructively terminated. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested in not less than 12 months following the change of control. In the event of a change of control resulting in his termination without cause, 100% of his then restricted stock and options will vest immediately.

        R. Brad Kummer Employment Agreement.    R. Brad Kummer's employment agreement provides for a minimum annual salary of $190,000 for his services as Chief Technology Officer and Vice President of Optical Transport Engineering. In the event that his employment with the Company is terminated without cause or constructively terminated without cause, the agreement entitles him to three months salary and continuation of benefits for six months. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested in not less than 12 months following the change of control. In the event of a change in control resulting in his termination without cause, 100% of his then restricted stock and options will vest immediately.

        R. Reed Harrison III Employment Agreement.    R. Reed Harrison's employment agreement provides for a minimum annual salary of $275,000. The agreement entitles him to six months of salary and six months of benefits in the event that his employment with the Company is terminated without cause or constructively terminated. In the event of a change of control his options will be 100% vested in not less than 12 months following the change of control. In the event of a change of control resulting in his termination without cause, 100% of his then restricted stock options will vest immediately.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation committee of the board of directors is responsible for determining compensation for the Company's executive officers and other employees, and administering the 2003 Incentive Award Plan, the 2004 Incentive Award Plan, the Company's management bonus plan and other compensation programs. In 2004, the compensation committee consisted of Messrs. Glassmeyer, Margalit, and Brooks. In April 2005, Mr. Weingarten replaced Mr. Brooks on the committee.

        The compensation of the Chief Executive Officer was originally determined in negotiations with the venture capitalists who initially invested in the company in February of 2000, and is governed by the terms of his employment agreement that is discussed above. The compensation of subsequently hired executive officers was determined in negotiations between the Chief Executive Officer and such executive officers and in consultation with the board of directors and the compensation committee and in most cases is governed by the terms of employment agreements. Subsequent adjustments to the compensation of executive officers other than the Chief Executive Officer have been made based upon the recommendation of the Chief Executive Officer after consultation with the compensation committee.

        The Company's current executive compensation program is composed primarily of salary paid in cash, bonuses paid in cash, stock options and restricted stock. All Company executive officers also participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans.

Salary

        As described above, the compensation committee periodically reviews the compensation of the Company's Chief Executive Officer and each executive officer and, subject to applicable employment agreements, determines the compensation for each executive based upon the nature and extent of the executive's responsibilities; the executive's performance; comparative compensation levels for the executive's peers, both within the Company and in comparable companies; and the Company's attainment of certain financial and strategic objectives and other factors.

Bonus

        The Company's executive officers and employees are eligible to receive cash bonuses as may be determined by the compensation committee to the extent that pertinent objectives are achieved. The two component objectives utilized by the compensation committee in determining bonus eligibility are the extent to which the Company achieves annual financial targets for cash flow and for earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The nature and weighting of these objectives are established prospectively each year by the compensation committee, and the payment of bonuses to participant is determined by the compensation committee on the basis of an annual, retrospective assessment of Company and individual performance.

2003 Incentive Award Plan

        The Company's 2003 Incentive Award Plan (the "2003 Award Plan") provides for the grant of restricted shares of Common Stock to the Company's employees and consultants as a part of their overall compensation. Restrictions on transfer of these shares of Common Stock were removed with respect to 27% of the shares granted upon receipt of the shares and then in equal monthly installments over the subsequent 35 months.

2004 Incentive Award Plan

        The Company's 2004 Incentive Award Plan (the "Award Plan") provides for the grant of restricted shares of Common Stock and the ability to award other equity-based incentive compensation, such as options to purchase shares of Common Stock, stock appreciation rights, dividend equivalent rights, performance awards, restricted stock units, deferred stock and stock payments to employees, consultants and directors.

        To date, only options have been granted under the Award Plan. Mr. Schaeffer's options will vest fully in 30 months from the grant. The options granted to other employees will vest with respect to 25% of the options 12 months from grant with the remaining 75% vesting in 36 equal monthly installments.

        Vesting of options under the Award Plan is based on continued employment. All awards under the Award Plan are determined by the compensation committee and/or the full Board of Directors as appropriate, taking into account such factors as the nature of the participant's responsibilities, the business priorities of the Company, and the levels.

        Based on its evaluation of the performance of the executive officers, the compensation committee believes that the Company's executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated the Company's executive officers to work toward these goals.

Tax Deductibility of Compensation

        Section 162(m) of the Code limits the Company's federal income tax deduction for certain executive compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. The $1,000,000 deduction limit does not apply, however, to "performance-based compensation" as that term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. The Award Plan is structured so that awards granted under that plan may, subject to certain conditions, qualify as performance based compensation under Section 162(m) of the Code. The compensation committee recognizes the possibility that if the amount of the base salary and other compensation of a named executive officer exceeds $1,000,000, it may not be fully deductible for federal income tax purposes. The compensation committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

                          Compensation Committee:

                          Edward Glassmeyer
                          Erel Margalit
                          Steven Brooks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2004:

  •
  None of the members of the compensation committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the compensation committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity's executive officers served on the Company's compensation committee;

  •
  None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's compensation committee; and

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity's executive officers served as a director on the Company's board of directors.

PERFORMANCE GRAPH

        The following graph compares the cumulative return, for the period beginning February 5, 2002, the day the Company's common stock began trading, through December 31, 2004 of the Company's common stock to the total cumulative return over the same period of the common stocks in (1) The Standard & Poors 500 (S&P 500) Index and (2) an industry peer group consisting of Savvis Communications Corporation (NASDAQ: SVVS); Internap Network Services Corporation (AMEX: IIP); Fastnet Corporation (NASDAQ: FSST); Time Warner Telecom Inc. (NASDAQ: TWTC); and U.S. Realtel Inc. (OTCBB: USRT). The comparison assumes $100 was invested on February 5, 2002 in the Company's common stock, the S&P 500 Index and the industry peer group, with dividends, if any, reinvested.

COMPARISON OF 35 MONTHS CUMULATIVE TOTAL RETURN*
AMONG COGENT COMMUNICATIONS GROUP, THE S&P 500 INDEX
AND A PEER GROUP

* $100 invested on 2/5/02 in stock or on 1/31/02 in index-including reinvestment of dividents. Fiscal year ending December 31.

Copyright ©2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides summary information regarding the beneficial ownership of our outstanding capital stock as of April 6, 2005, for:

  •
  each person or group who beneficially owns more than 5% of any class of voting capital stock on a fully diluted basis;

  •
  each of the named executive officers;

  •
  each of the Company's directors; and

  •
  all of the Company's directors and executive officers as a group.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 6, 2005 are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options or shares of restricted stock, but are not deemed outstanding for calculating the percentage of any other person.

        Unless otherwise noted, the address for each stockholder below is: c/o Cogent Communications Group, Inc., 1015 31st Street, N.W., Washington D.C. 20007.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Entities affiliated with Jerusalem Venture Partners Building One Mahla, Jerusalem 91487(1)	5,706,584	17.6%
Entities affiliated with Oak Investment Partners IX, LP One Gorham Island Westport, CT 06880(2)	4,739,999	14.6%
Entities affiliated with BNP Europe Telecom & Media Fund II, LP(3)	4,277,743	13.2%
Entities affiliated with Worldview Technology Partners 435 Tasso Street, #120 Palo Alto, CA 94301(4)	3,460,265	10.7%
Columbia Ventures Corporation	3,099,814	9.5%
Entities affiliated with BCP Capital (previously Broadview Capital Partners) One Maritime Plaza, Suite 2525 San Francisco, CA 94111(5)	2,166,533	6.7%
Cisco Systems Capital Corporation	3,409,986	10.5%
Dave Schaeffer(6)	1,240,788	3.8%
Erel Margalit(1)	5,706,584	17.6%
Michael Carus(1)	5,706,584	17.6%
Edward Glassmeyer(2)	4,739,999	14.6%
Jean-Jacques Bertrand(3)	4,277,743	13.2%
Timothy Weingarten(4)	3,460,265	10.7%
Steven Brooks(5)	2,166,533	6.7%

Mark Schleifer	17,000	*
Robert Beury, Jr.	17,000	*
R. Reed Harrison III(7)	81,028	*
Kenneth Peterson, Jr.(8)	3,099,814	9.5%
Directors and executive officers as a group (19 persons)(9)	24,857,796	76.5%

*
Less than 1%

(1)
Includes shares held by entities affiliated with Jerusalem Venture Partners, of which Mr. Margalit is Managing General Partner and Mr. Carus is a General Partner and CFO, including: (a) JVP III, LP, (b) JVP III (Israel) LP, (c) JVP Entrepreneurs Fund LP, (d) JVP IV, LP, (e) JVP-IV-A LP, and (f) JVP IV (Israel) LP. Messrs. Margalit and Carus disclaim beneficial ownership of such shares.

(2)
Includes shares held by entities affiliated with Oak Investment Partners, of which Mr. Glassmeyer is a director, including: (a) Oak Investment Partners IX, LP, (b) Oak IX Affiliates Fund, LP, and (c) Oak IX Affiliates (Annex), LP. Mr. Glassmeyer disclaims beneficial ownership of such shares.

(3)
Includes shares held by Natio Vie Developpement3, Fonds Communde Placement a Risque, or NVD3, and BNP Europe Telecom & Media Fund II, or BNP ETMF. BNP ETMF may be deemed to beneficially own the shares owned by NVD3 by virtue of their relationship, whereby BNP Private Equity SA, or BNP PE is the management company of NVD 3 and BNP PE shares certain common directors with General Business Finance and Investments Ltd, or GBFI, the general partner of BNP ETMF. Pursuant to the terms of the merger agreement pursuant to which the Company's Series I and Series J participating convertible preferred stock were issued, Jean Jacques Bertrand became a member of the Company's board of directors. Mr. Bertrand is a member of the board of directors of BNP PE and is a director and one of the shareholders of GBFI. Mr. Bertrand disclaims beneficial ownership of the shares held by NVD3 and BNP ETMF.

(4)
Includes shares held by entities affiliated with Worldview Technology Partners, of which Mr. Weingarten is an employee, including: (a) Worldview Technology Partners III, LP, (b) Worldview Technology International III, LP, (c) Worldview Strategy III, LP, (d) Worldview III Carrier Fund, LP, (e) Worldview Technology Partners IV, LP, (f) Worldview Technology International IV, LP, and (g) Worldview Strategic Partners IV, LP. Mr. Weingarten disclaims beneficial ownership of such shares.

(5)
Includes shares held by entities affiliated with BCP Capital, of which Mr. Brooks is Managing Director, including: (a) BCI Holdings LP, (b) Broadview Holdings LLP, (c) Broadview BCPSBS Fund, (d) BCP Associates Fund LLC (previously known as Broadview Capital Partners Affiliates Fund LLC), (e) BCP General LLC (previously known as Broadview Capital Partners Management LLC), and (f) BCP Capital QPF, L.P. (previously known as Broadview Capital Partners Qualified Purchaser Fund L.P.). Mr. Brooks disclaims beneficial ownership of such shares.

(6)
Includes 14,771 shares of Common Stock, 8,021 of which are owned directly by Mr. Schaeffer and 6,750 shares of which are held by the Schaeffer Descendant's Trust. Mr. Schaeffer disclaims beneficial ownership of such shares. Also includes 200 shares of Series G participating convertible preferred stock that converted into 196,170 shares of Common Stock and 26,776 shares of Series H participating convertible preferred stock that converted into 1,029,846 shares of Common Stock.

(7)
Includes options for 2,107 shares of Series H Preferred Stock that converted into options for 81,028 shares of Common Stock.

(8)
Includes shares held by Columbia Ventures Corporation, of which Mr. Peterson is Chief Executive Officer.

(9)
See footnotes (1) through (8) above. Consists of Dave Schaeffer, Mark Schleifer, Robert Beury, Jr., Erel Margalit, Edward Glassmeyer, Timothy Weingarten, Steven Brooks, Michael Carus, Jean-Jacques Bertrand, R. Brad Kummer, Timothy O'Neill, R. Reed Harrison III, Warren Thrasher, Jeff Karnes, Andrew Hathaway, Vincent Teissier, Liran Gordon, Thaddeus Weed and Kenneth Peterson, Jr.

Certain Relationships and related Transactions

Company Headquarters Lease

        The Company leases office space in Washington, D.C. from a partnership of which the Chairman and Chief Executive Officer, Dave Schaeffer, is the general partner. The annual rent for this space is approximately $400,000 and the lease expires August 31, 2006 with an option to renew. The Company believes that this lease agreement is on terms at least as favorable to it as could have been obtained from an unaffiliated third party.

Acquisitions

        In connection with the Company's acquisition of its European network, which are described in more detail in the 2004 Annual Report to Stockholders accompanying this Information Statement, the Company acquired Symposium Gamma, Inc., a corporation owned by certain of the Company's principal stockholders, which held the assets used to establish the Company's network in France and Spain, and Symposium Omega, Inc., a corporation also owned by certain of the Company's principal stockholders, which held the assets used to establish the Company's network in Germany. Immediately prior to the Company's acquisition of Symposium Gamma, it had acquired its network assets from Symposium, Inc., a corporation owned by the Chief Executive Officer David Schaeffer. As described in greater detail in "Security Ownership of Certain Beneficial Owners and Management," certain of the members of the Company's board of directors may be deemed to have beneficial ownership of the shares owned by the stockholders participating in these transactions.

Marketing and Service Agreement

        The Company has entered into an agency sales agreement with CTC Communications Corp., a company owned indirectly by one of the Company's directors, Kenneth D. Peterson, Jr. Under the agreement, CTC markets the Company's services and the Company markets CTC's services, which are primarily telephony related. Neither CTC, nor the Company has received any revenue under this agreement. CTC is a customer of the Company's and the Company recorded approximately $70,000 of revenue from CTC for the year ended December 31, 2004.

Transactions with Columbia Ventures Corporation

        In March 2005, the Company obtained a lease for a transatlantic fiber optic circuit from a subsidiary of Columbia Ventures Corporation for a price less than $30,000 per month and for a term of service of one year. Columbia Ventures Corporation is owned by one of the Company's directors, Kenneth D. Peterson Jr., and is the holder of approximately 9.5% of Common Stock. The Company believes that these terms are at least as advantageous to it as those it could receive from an unaffiliated party. On February 24, 2005, the Company issued a subordinated note in the principal amount of $10.0 million to Columbia Ventures Corporation. The note was issued pursuant to a Note Purchase Agreement dated February 24, 2005. The note has an initial interest rate of 10% per annum and the interest rate increases by one percent on August 24, 2005, six months after the note was issued, and by a further one percent at the end of each successive six-month period up to a maximum of 17%. Interest on the note accrues and is payable on the note's maturity date of February 24, 2009. The Company may prepay the note in whole or in part at any time. The terms of the note require that the Company pay all principal and accrued interest upon the occurrence of a liquidity event, which is defined as an equity offering in which the Company raises at least $30 million in net proceeds. The Company is contemplating such an equity offering, which would constitute a liquidity event and would require the Company to use a portion of the proceeds of the offering to repay the principal and accrued interest on the note. The note is subordinated to the Company's debt to Cisco Capital Corporation in the amount of $17.0 million, as well as the Company's debt to Silicon Valley Bank in an amount of $10 million. The Company believes that the terms of the note are at least as favorable as the terms it would have been able to obtain from an unaffiliated third party.

Registration Rights Agreement and Stockholders Agreement

        Certain holders of the Company's capital stock are parties to the Seventh Amended and Restated Registration Rights Agreement with the Company, which provides for, among other things, registration rights with respect to Common Stock issued to the parties to the agreement. Certain holders of the Company's capital stock are also parties to the Sixth Amended and Restated Stockholders Agreement, that provides for, among other things, an agreement by these parties to vote shares of Common Stock held by them for directors of the Company so as to elect as directors of the Company persons designated by certain of the parties to such agreement as well as the right to participate on a proportional basis in any future equity offerings by the Company.

Employment Agreements

        The Company has employment agreements with certain of the named executive officers as described in "Executive Compensation—Employment Agreements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of stock of companies subject to the reporting requirements of Section 12 of the Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

        Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its records and other information, the Company believes that all Section 16(a) filing requirements applicable to its directors and officers for the year 2004 were timely filed.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics (the "Code") applicable to all of its directors and employees, including its principal executive officer and principal financial and accounting officer, which is a "code of ethics" as defined by applicable rules of the SEC. A copy of the Code may be obtained, free of charge, upon request by writing to us at the address listed below under "Other Matters" or from the Company's website at www.cogentco.com under the "Investor Relations" link. If the Company makes any amendments to the Code other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of the Code that applies to the Company's principal executive officer or principal financial and accounting officer and relates to an element of the SEC's "code of ethics" definition, the Company will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a report on Form 8-K filed with the SEC.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF AUDITORS

        The audit committee has reappointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year beginning January 1, 2005, subject to finalizing an engagement letter, and the stockholders of the Company ratified such appointment of Ernst & Young LLP by the Written Consent. In making this appointment, the audit committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of the Company's outside auditors. The audit committee has adopted a policy that sets forth the manner in which the audit committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained. The audit committee pre-approves all audit and permitted non-audit services to be performed for the Company by its independent registered public accountants. The chairperson of the audit committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The audit committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent registered public accountant's independence.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 and the reviews of the financial statements included in the Company's Forms 10-Q for the years ended December 31, 2003 and December 31, 2004 were approximately $220,000 and $803,000, respectively. The Company also engaged Ernst & Young LLP in 2004 to provide services in connection with the filing of the Company's registration statement on Form S-1 filed on May 18, 2004, including subsequent amendments, which was withdrawn in October 2004 and the Company's registration statement on Form S-1 filed on February 14, 2005. Fees for these services are included in the aggregate audit fees for 2004.

Tax Fees

        The Company engaged Ernst & Young LLP to provide tax services for the fiscal years ended December 31, 2003 and December 31, 2004. The aggregate fees billed for these services were approximately $202,000 and $400,000, respectively.

Audit Fees and Services

        The following table summarizes fees paid by the Company by Ernst & Young LLP during fiscal years 2004 and 2003:

	Fees (in thousands)
Service
	2004	2003
Audit Fees	$803	$220
Audit-Related Fees	—	—
Tax Fees	400	202
All Other Fees	—	—

Total	$1,203	$422

        Fees for audit services include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, statutory audits required internationally, and fees related to registration statements. Tax fees included tax compliance, tax advice and tax planning, including expatriate tax services.

PROPOSAL NO. 3

AMENDMENT OF 2004 INCENTIVE AWARD PLAN

        On April 22nd, 2005 the Board approved, subject to stockholder approval, the amendment of the Company's 2004 Incentive Award Plan (the "Award Plan") to increase the shares of Common Stock available for grant under the Award Plan by an additional 600,000 shares for a total of 1,863,770 shares. Stockholders approved the amendment by written consent on April 22, 2005. The principal purposes for increasing the shares available under the Award Plan are to adjust for the reverse stock split and to allow the Company to continue to use the Award Plan to continue to further the goals and purposes of the Award Plan as described below.

The 2004 Incentive Award Plan

        During 2004, the Company adopted the Award Plan to enhance and supplement the 2003 Incentive Award Plan and the awards made thereunder by broadening the types of awards that may be granted to employees and consultants and by providing grants to directors. The principal purpose for adopting the Award Plan was to promote the success of the business and enhance the Company's value by linking the personal interests of employees, consultants and directors to its success and by providing these individuals with an incentive for outstanding performance. Under the Award Plan, taking into account the equity conversion and the reverse stock split, 1,153,846 shares of Common Stock were originally authorized for issuance, plus any shares authorized for grant under the 2003 Incentive Award Plan but not granted. The Award Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, dividend equivalent rights, performance-based awards, deferred stock, stock payments and other stock-based awards (collectively, the "Awards"). As of March 31, 2005, 246,192 shares of Common Stock remained available for issuance under the Award Plan. The proposed amendment of the Award Plan would increase the aggregate number of shares of Common Stock reserved and available for issuance under the Award Plan to 846,192. Based on the closing price of the Common Stock on the American Stock Exchange on March 31, 2005 of $12.50 per share, the market value of shares of Common Stock available for issuance under the Award Plan is $10,577,400.

        Administration.    Generally, the Company's compensation committee has the authority to conduct the general administration of the Award Plan. The Committee has the power to interpret the Award Plan and any award agreement entered into under the Award Plan, as well as to adopt, amend, and rescind rules for the administration, interpretation, and application of the Award Plan. However, with respect to grants of options to non-employee directors and persons subject to Section 16 of the Exchange Act, the board of directors as a whole shall administer the Award Plan. Subject to the foregoing and other terms and conditions of the Award Plan, the compensation committee or the full board of directors, as the case may be, has the authority to select the employees to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration for the Award Plan.

        Grants of Awards.    The Committee, in its sole discretion, may from time to time grant awards to any number of key employees or consultants of the Company (or any subsidiary of the Company). The Committee determines at the time of each grant the number of shares subject to such award. Options will vest and restrictions on transfer of shares of Common Stock granted under the Award Plan will lapse in accordance with a schedule or other conditions determined by the compensation committee, if applicable.

        The foregoing is only a summary of the Award Plan and is qualified by reference to its full text, a copy of which is attached as Appendix A to the Company's definitive information statement on Schedule 14C, filed with the SEC on June 21, 2004.

OTHER MATTERS

        A copy of the Company's 2004 Annual Report to Stockholders accompanies this Information Statement. The Company has filed an Annual Report for its fiscal year ended December 31, 2004, on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Cogent Communications Group, Inc., 1015 31st Street N.W., Washington, D.C. 20007.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended for inclusion in the Company's Information Statement for the annual meeting of stockholders in the year 2006 must be received by Ried Zulager, Secretary, Cogent Communications Group, Inc., 1015 31st Street, N.W., Washington, D.C., 20007, no later than December 29, 2005.

By Order of the Board of Directors

David Schaeffer, Chairman and Chief Executive Officer

Dated: May 25, 2005
Washington, D.C.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Certain Relationships and related Transactions
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF BUSINESS CONDUCT AND ETHICS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF AUDITORS
PROPOSAL NO. 3 AMENDMENT OF 2004 INCENTIVE AWARD PLAN
OTHER MATTERS
STOCKHOLDER PROPOSALS